Exhibit 99.1

IMMEDIATE RELEASE	March 7, 2011

NEOPROBE ANNOUNCES 2010 RESULTS WITH RECORD MEDICAL DEVICE SALES
Annual Revenues Up 12% and Gross Profit up 17%
Conference Call Scheduled for 4:30PM today, Monday, March 7, 2011

DUBLIN, OHIO – March 7, 2011 – Neoprobe Corporation (NYSE Amex: NEOP) today announced its consolidated results for the fourth quarter of 2010 and for the year ended December 31, 2010.

Neoprobe’s revenues for the fourth quarter of 2010 were $3.2 million compared to $2.4 million for the fourth quarter of 2009, a 30% increase.  Gross profit for the fourth quarter of 2010 was $2.3 million compared to $1.6 million for the fourth quarter of 2009.  Fourth quarter 2010 operating expenses were $3.7 million compared to $2.1 million for the fourth quarter of 2009.  Loss from operations for the fourth quarter of 2010 was $1.4 million compared to $420,000 for the fourth quarter of 2009.  For the fourth quarter of 2010, Neoprobe reported a net loss attributable to common stockholders of $2.1 million, or $0.03 per share, compared to a net loss attributable to common stockholders of $354,000, or $0.00 per share, for the fourth quarter of 2009.

Year-to-date revenues for the year ended December 31, 2010 were $10.7 million compared to $9.5 million for 2009, a 12% increase.  Gross profit was $7.5 million for the year ended December 31, 2010 compared to $6.4 million for 2009.  Operating expenses for the year ended December 31, 2010 were $13.8 million compared to $8.2 million for 2009.  Neoprobe’s loss from operations for the year ended December 31, 2010 was $6.3 million compared to $1.8 million for 2009.  For the year ended December 31, 2010, Neoprobe reported a net loss attributable to common stockholders of $58.2 million, or $0.72 per share, compared to a net loss attributable to common stockholders of $39.8 million, or $0.54 per share, for 2009.  As discussed more fully below, the net loss attributable to common stockholders for the years ended December 31, 2010 and 2009 included significant non-cash losses and deemed dividends.  Increases in the Company’s stock price over the respective periods resulted in significant non-cash charges being reflected in the Company’s financial statements.  In 2010, non-cash charges totaling approximately $51 million were the result of the extinguishment accounting related to the Company’s June 2010 exchange of convertible debt and preferred stock for a new series of preferred stock  as well as mark-to-market adjustments related to derivative accounting treatment required for certain financial instruments on the Company’s balance sheet.  In 2009, non-cash charges aggregating $34.4 million resulted from the extinguishment accounting related to the modification of certain terms of the Company’s convertible debt, preferred stock and related warrants and the mark-to-market adjustments related to derivative accounting treatment required for certain financial instruments.

Brent Larson, Neoprobe’s Senior Vice President and CFO, said, “Our revenue increased on both a quarterly and year-to-date basis due to the combined impact of increased sales of our gamma detection devices and revenue related to government grants received from both the federal and state levels.  In addition, and perhaps more importantly, our gross profit has also continued to improve.  For the fourth quarter of 2010, gross profit rose to 72% of revenue compared to 67% for the same period in 2009 due to the receipt of the grants, favorable pricing and lower material costs.  These positive movements in the second half of 2010 contributed to an overall increase in our year-to-date gross profit to 70% of revenue for the year ended December 31, 2010 compared to 67% for 2009.  We are pleased with our ongoing efforts to effectively manage our device business coupled with the non-dilutive contributions that our grant application efforts have been able to provide.”

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David Bupp, Neoprobe’s President and CEO, said, “Our operating expenses during 2010 increased as a direct result of our progress in clinical, manufacturing and regulatory activities related to our Lymphoseek® drug initiative.  Due in large part to our efforts in 2010, we are nearing the culmination of our efforts and continue to expect to be in a position to file our new drug application (NDA) for Lymphoseek during the second quarter of 2011.  As we announced earlier today, we have also made progress in clarifying the regulatory pathway to support further efforts to move our ahead with our RIGScan™ biologic development activities.”

“We ended 2010 with $6.4 million in cash,” Larson continued, and since that time we have received over $4 million in funds from the exercise of issued warrants.  Our cash position is stronger than it has been in recent years, which we believe provides the ability to fund our current drug development initiatives.”

Following are some of the key milestones achieved by Neoprobe in 2010 and to date in 2011:

•
Completed a successful meeting with FDA to review the Phase 3 (NEO3-05) clinical study results and development plan discussion to support a NDA submission for Lymphoseek as a lymphatic-tissue tracing agent;

•	Completed a successful pre-NDA dialogue with FDA on Lymphoseek pre-clinical data;
•	Completed a successful pre-NDA dialogue with FDA on Lymphoseek chemistry, manufacturing and control data;
•	Elected two new directors to Neoprobe’s Board, bringing significant drug industry and corporate development expertise to the Company’s leadership;
•	Completed exchange transactions that converted all of the Company’s outstanding debt to equity;
•	Initiated a third (NEO3-09) Phase 3 Lymphoseek clinical study in patients with breast cancer or melanoma to support the filing of the NDA with the potential to expand Lymphoseek’s product labeling;
•	Achieved revenue and gross profit increases of 12% and 17%, respectively, for 2010 over 2009;
•	Completed preliminary RIGS® development activities including transfer of biologic license application to CDER and preparation of an IND for the biologic product;
•	Received notice of grant awards totaling over $1.2 million to support Lymphoseek development through non-dilutive funding;
•	Completed a pre-NDA meeting for Lymphoseek clarifying the regulatory pathway for Lymphoseek approval;
•	Filed a complete response to the open biologic license application (BLA) for RIGScan CR;
•
Filed a shelf registration on Form S-3 to allow the Company to raise capital as necessary through the sale of up to $20 million in a primary offering of securities to provide us with additional financial planning flexibility and to support the diversification of our share ownership to new institutions;

•	Completed a $6 million equity financing for working capital purposes and to support ongoing development efforts;
•	Achieved the lymph node accrual goal for the NEO3-09 Phase 3 clinical study conducted in subjects with either breast cancer or melanoma;
•	Completed a successful pre-IND meeting with FDA to reinitiate development activities for the RIGS technology; and
•
Published the clinical results of a multicenter clinical study in surgical peer review journals, presented the development history of Lymphoseek at the March 2011 Society of Surgical Oncology meeting, and announced that the Company expects to present Phase 3 study results from NEO3-09 at the June 2011 American Society of Clinical Oncology meeting.

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“In summary, our gamma detection device business continues to demonstrate positive performance, we are moving ever closer to our goal of commercializing Lymphoseek, and we are making positive strides in moving our other initiatives forward to support an expanded pipeline,” Bupp continued.  “We look forward to an even more exciting 2011.”

Under the applicable accounting rules for complex financial instruments, embedded features in certain of the Company’s notes and preferred stock and the warrants to purchase common stock that have been issued from time to time have been considered derivative liabilities because of specific terms contained in the instrument documents.  Treatment of these instruments as derivative liabilities resulted in them being required to be reflected on the Company’s balance sheet at their fair values (i.e., marked to market) based on certain assumptions, including the trading price of the Company’s common stock.  As the share price of the Company’s common stock increased during 2009 and 2010, significant mark-to-market adjustments were recorded as non-cash expenses in the Company’s statements of operations.  Neoprobe’s management believes that the inclusion of such mark-to-market adjustments in the Company’s financial results does not appropriately communicate the results of the Company’s operating performance and development activities to our investors.  As a result, Neoprobe’s management believes the ability of investors to analyze Neoprobe’s business trends and to understand Neoprobe’s performance may be better served from reviewing certain operational measures such as revenues, development expenses and income (loss) from operations.

In July 2009, Neoprobe agreed with the holder of a majority of the instruments with derivative characteristics, Platinum-Montaur Life Sciences, LLC (Montaur), to eliminate the price reset features that had substantially caused the derivative treatment of the instruments thereby permitting the Company to effectively extinguish the majority of its derivative liabilities.  The increase in the price of the Company’s common stock during 2009 resulted in total mark-to-market adjustments of $18.1 million being recorded for the year.  As a result of the extinguishment treatment associated with the elimination of the price reset features that had caused the original derivative treatment of the instruments, the Company recorded an additional $16.2 million in non-cash loss on the extinguishment during 2009 and ultimately reclassified approximately $27.0 million in derivative liabilities to additional paid-in capital in connection with the extinguishment.

During June 2010, Montaur agreed to exchange all $10 million of its outstanding 10% senior secured convertible notes and all $3 million of its perpetual convertible preferred stock for a single new series of preferred stock convertible into 32.7 million common shares.  Under the terms of the transaction, Montaur’s $7 million Series A Convertible Secured Note (originally convertible into 17.1 million common shares), $3 million Series B Convertible Note (originally convertible into 8.3 million common shares) and Series A Convertible Preferred Stock (originally convertible into 6.0 million common shares) were exchanged for Series B Convertible Preferred Stock (the Series B Preferred).  As part of the consideration for the conversion, Neoprobe “prepaid” interest and dividends due through the original note maturity in December 2011 by agreeing to issue Series B Preferred which is convertible into 1.3 million shares of common stock.  The Series B Preferred is convertible at the option of Montaur but carries no dividend and has no liquidation preference over the common stock.  The Series A Convertible Preferred Stock was convertible at the option of Montaur and paid an 8% dividend until converted.  Concurrent with the Montaur exchange, the Company exchanged $1 million in convertible notes due to our President and CEO for Series C Convertible Preferred Stock.  Under the applicable accounting rules for financial instruments, the exchange transactions were accounted for as extinguishments of the old instruments which resulted in the Company recording non-cash losses on extinguishment of all of the Company’s secured debt of $41.7 million and a deemed dividend of $8.0 million related to the retirement of the Series A Preferred Stock.  These charges accounted for the vast majority of the losses attributable to common stockholders for the year ended December 31, 2010.  Excluding these non-cash losses, we would have reported losses attributable to common stockholders of $0.10 per share for the year ended December 31, 2010.

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Neoprobe’s President and CEO, David Bupp, Executive Vice President and CDO, Dr. Mark Pykett, Senior Vice President, Pharmaceutical Research and Clinical Development, Dr. Fred Cope, and Senior Vice President and CFO, Brent Larson, will provide a development and business update and will discuss the Company’s financial results for the fourth quarter and full year of 2010 during the conference call.  The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date:	Mar. 7, 2011	Available until:	Mar. 21, 2011
Time:	4:30 PM ET	Toll-free (U.S.) Dial in # :	(877) 660-6853
		International Dial in # :	(201) 612-7415
Toll-free (U.S.) Dial in # :	(877) 407-8033
International Dial in # :	(201) 689-8033	Replay passcode:
		Account #:	286
		Conference ID #:	368667

Contacts:

Neoprobe Corporation — Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors — (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. — (212) 508-9670

About Neoprobe
Neoprobe is a biomedical company focused on enhancing oncology patient care and improving patient benefit.  Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons.  In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScanTM CR.  Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT.  Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.  www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets:

Cash	$6,420,506	$5,639,842
Other current assets	3,812,497	2,977,323
Non-current assets	629,735	400,594

Total assets	$10,862,738	$9,017,759

Liabilities and stockholders' equity (deficit):

Current liabilities, including current portions of notes payable and derivative liabilities	$3,944,439	$2,402,647
Notes payable, long-term (net of discounts)	-	10,945,907
Derivative liabilities, long-term	2,077,799	1,951,664
Other liabilities	708,755	587,393
Preferred stock	-	3,000,000
Stockholders' equity (deficit)	4,131,745	(9,869,852)

Total liabilities and stockholders' equity (deficit)	$10,862,738	$9,017,759

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)

Total revenues	$3,175,288	$2,444,733	$10,700,566	$9,518,032
Cost of goods sold	879,458	804,708	3,206,709	3,134,740
Gross profit	2,295,830	1,640,025	7,493,857	6,383,292

Operating expenses:
Research and development	2,512,273	1,237,500	9,221,421	4,967,861
Selling, general and administrative	1,181,724	822,715	4,583,503	3,240,337
Total operating expenses	3,693,997	2,060,215	13,804,924	8,208,198

Loss from operations	(1,398,167)	(420,190)	(6,311,067)	(1,824,906)

Interest expense	(1,167)	(283,522)	(554,988)	(1,533,047)
Change in derivative liabilities	(664,874)	407,044	(1,336,234)	(18,132,274)
Loss on extinguishment of debt	-	-	(41,717,380)	(16,240,592)
Other income, net	37,907	1,475	41,398	15,327

Loss from continuing operations	(2,026,301)	(295,193)	(49,878,271)	(37,715,492)

Discontinued operations	(26,935)	1,555	(86,597)	(1,890,228)

Net loss	(2,053,236)	(293,638)	(49,964,868)	(39,605,720)

Preferred stock dividends	(25,000)	(60,000)	(8,206,745)	(240,000)

Loss attributable to common stockholders	$(2,078,236)	$(353,638)	$(58,171,613)	$(39,845,720)

Loss per common share (basic and diluted):
Continuing operations	$(0.03)	$(0.00)	$(0.72)	$(0.51)
Discontinued operations	$(0.00)	$0.00	$(0.00)	$(0.03)
Loss attributable to common stockholders	$(0.03)	$(0.00)	$(0.72)	$(0.54)

Weighted average shares outstanding:
Basic and diluted	82,439,262	78,795,739	80,726,498	73,771,871